Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-1 dated March 28, 2018 of AIT Therapeutics Inc and in the related Prospectus of our report dated March 28, 2018, with respect to the consolidated financial statements of AIT Therapeutics Inc included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 30, 2018	A Member of EY Global